Exhibit 32.1

CERTIFICATION

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Principal Financial Officer of McKenzie Bay International, Ltd.  (the "Company"),  hereby certify, based on my  knowledge,  that  the Quarterly  Report  on Form 10-QSB of the Company  for  the  quarter ended December 31, 2005  (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934 and  that  information contained  in  the Report fairly presents, in all material respects, the financial condition  and results of operations of the Company.

Date: March 3, 2006

/s/ Gregory N. Bakeman

____________________

Gregory N. Bakeman

Principal Executive Officer and Principal Financial Officer